Exhibit 99.1

Darrin Shewchuk	Yijing Brentano
Senior Director, Corporate Communications	Vice President, Investor Relations
Tel: +1 203-328-3834	Tel: +1 203-328-3500
darrin.shewchuk@harman.com	yijing.brentano@harman.com

AUGUST 4, 2016

HARMAN REPORTS FOURTH QUARTER AND FISCAL 2016 RESULTS

•	Q4 Net Sales Up 12% to $1.9 Billion; FY Net Sales Up 12% to $6.9 Billion

•	Q4 and FY GAAP EBITDA Up 26%; Q4 and FY Operational EBITDA up 20%

•	FY GAAP EPS Up 3% to $4.99; FY Operational EPS Up 9% to $6.24

•	Industry-Leading $24.1 Billion Automotive Backlog

•	Issues Guidance for Fiscal 2017 and Provides Longer-Term Outlook

STAMFORD, CT – Harman International Industries, Incorporated (NYSE: HAR), the premier connected technologies company for automotive, consumer and enterprise markets, today announced results for the fourth quarter and full-year ended June 30, 2016.

Net sales for the fourth quarter were $1.9 billion, an increase of 12 percent compared to the prior year. Connected Car net sales increased 11 percent due to higher take rates and stronger production. Lifestyle Audio net sales increased 25 percent due to higher consumer audio sales and higher car audio take rates. Connected Services net sales increased seven percent compared to the prior year due to higher demand for engineering services.

On a GAAP basis, fourth quarter operating income increased 36 percent to $154 million compared to $114 million in the prior year and EBITDA increased 26 percent to $212 million compared to $168 million in the prior year. During the quarter, the Company recognized approximately $28 million of non-recurring incremental U.S. income tax from deemed income on foreign earnings (EPS impact of $0.39). As a result, earnings per diluted share were in-line with the prior year at $1.01.

Excluding restructuring, acquisition-related items and non-recurring charges, fourth quarter operating income increased 23 percent to $185 million compared to $150 million in the prior year, and EBITDA increased 20 percent to $225 million compared to $187 million in the prior year. Earnings per diluted share increased 14 percent to $1.57 compared to $1.37 in the prior year.

Net sales for the full-year were $6.9 billion, an increase of 12 percent as Connected Car, Lifestyle Audio and Connected Services reported strong increases in net sales. Excluding the impact of foreign currency translation and acquisitions, net sales increased nine percent compared to the prior year. On a GAAP basis, fiscal year 2016 operating income increased 24 percent to $580 million from $470 million in the prior year, EBITDA increased 26 percent to $804 million compared to $639 million in the prior year, and earnings per diluted share increased three percent to $4.99 compared to $4.84 in the prior year.

Excluding acquisition-related items, restructuring and non-recurring charges, fiscal year 2016 operating income increased 22 percent to $677 million compared to $554 million in the prior year, EBITDA increased 20 percent to $836 million compared to $699 million in the prior year, and earnings per diluted share increased nine percent to $6.24 from $5.71 in the prior year.

“In fiscal 2016, HARMAN delivered record revenue, EBITDA and earnings per share,” said Dinesh C. Paliwal, Chairman and CEO. “HARMAN’s intelligent, embedded connected car solutions, including unparalleled audio and sound management systems, led to a record-breaking automotive backlog of more than $24 billion. Together with a rapidly growing consumer audio business and improving Professional Solutions business, HARMAN has a strong foundation for long-term growth.”

Paliwal continued, “In fiscal 2017, we will continue to leverage our comprehensive technology portfolio, including expanded cloud and analytics capabilities, to meet the growing demand for embedded software and services in the automotive, consumer and enterprise markets. We also presented a longer-term outlook that capitalizes on the opportunities in connected car, mobility and IoT. With an industry-leading automotive backlog and continued focus on disciplined execution, HARMAN is well positioned to deliver superior financial and operational performance for our customers and shareholders.”

FY 2016 Key Figures – Total Company	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	12M FY16	12M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	1,881	1,679	12%	12%	6,912	6,155	12%	16%
Gross profit	568	491	16%	16%	2,093	1,817	15%	19%
Percent of net sales	30.2%	29.3%			30.3%	29.5%
SG&A	414	378	10%	9%	1,513	1,348	12%	16%
Operating income	154	114	36%	37%	580	470	24%	27%
Percent of net sales	8.2%	6.8%			8.4%	7.6%
EBITDA	212	168	26%	27%	804	639	26%	29%
Percent of net sales	11.3%	10.0%			11.6%	10.4%
Net Income attributable to HARMAN International Industries, Incorporated	73	73	0%	0%	362	343	6%	8%
Diluted earnings per share	1.01	1.01	1%	1%	4.99	4.84	3%	5%
Restructuring & non-recurring costs	19	13			41	49
Acquisition-related items	11	23			56	35
Non-GAAP - operational[1]
Gross profit	573	493	16%	16%	2,103	1,811	16%	20%
Percent of net sales	30.5%	29.4%			30.4%	29.4%
SG&A	388	343	13%	13%	1,427	1,257	14%	17%
Operating income	185	150	23%	24%	677	554	22%	26%
Percent of net sales	9.8%	8.9%			9.8%	9.0%
EBITDA	225	187	20%	21%	836	699	20%	23%
Percent of net sales	12.0%	11.2%			12.1%	11.4%
Net Income attributable to HARMAN International Industries, Incorporated	113	100	13%	13%	453	405	12%	15%
Diluted earnings per share	1.57	1.37	14%	14%	6.24	5.71	9%	13%
Shares outstanding – diluted (in millions)	72	73			73	71

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Summary of Operations – Gross Margin and SG&A

On a non-GAAP basis, gross margin for the fourth quarter of fiscal year 2016 increased 110 basis points to 30.5 percent. The improvement was primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base and productivity initiatives. Non-GAAP SG&A expense as a percentage of net sales increased 30 basis points to 20.7 percent compared to 20.4 percent in the prior year due to higher research and development expenses.

On a GAAP basis in the fourth quarter of fiscal year 2016, gross margin increased 90 basis points to 30.2 percent. SG&A expense as a percentage of net sales decreased 50 basis points to 22.0 percent compared to 22.5 percent in the prior year.

Financial Outlook

HARMAN provided guidance for fiscal 2017 as well as a revenue and EBITDA outlook for fiscal 2018 and 2019. A summary of the operational guidance is below. The tables below should be read in conjunction with management’s assumptions, which are included in the Company’s Fourth Quarter and Full-Year Fiscal 2016 Highlights slide deck posted on the Investors section of the Company’s website at: www.harman.com.

Fiscal Year 2017	Total HARMAN	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Corporate / Eliminations
Sales	$7,300M - $7,500M	~$3,320M	~$2,410M	~$1,045M	~$680M	(~$55M)
Operational EBITDA	$900 – $940M	~$480M	~$365M	~$140M	~$100M	(~$165M)
	~12.4%	~14.5%	~15.1%	~13.4%	~14.7%	(~2.2%)
Operational EPS	$6.75 – $7.00

Total HARMAN	Fiscal 2017 Guidance	Fiscal 2018 Outlook	Fiscal 2019 Outlook
Sales	$7.3 - $7.5B	~$7.7B	~$8.6B
Operational EBITDA	~12.4%	~12.7%	~13.5%

Note: Operational measures exclude restructuring, acquisition-related items and non-recurring charges; a reconciliation to the GAAP forecast is included in the appendix.

Investor Call Today August 4, 2016

At 11:00 a.m. EDT today, HARMAN’s management will host an analyst and investor conference call to discuss the fourth quarter results. Those who wish to participate via audio in the earnings conference call should dial 1 (800) 671-8331 (U.S.) or +1 (303) 223-4361 (International) ten minutes before the call and reference HARMAN, Access Code: 21814040.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. The fiscal fourth quarter earnings release and supporting materials were posted on the site at approximately 8:00 a.m. EDT today.

A replay of the call will also be available following its completion at approximately 1:00 p.m. EDT. The replay will be available through Friday, November 4, 2016 at 1:00 p.m. EDT. To listen to the replay, dial 1 (800) 633-8284 (U.S.) or +1 (402) 977-9140 (International), Access Code: 21814040. If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473-0602 (U.S.) or +1 (303) 446-4604 (International).

Annual Stockholders Meeting

The Company’s 2016 Annual Meeting of Stockholders will be held on Tuesday, December 6, 2016. More information about the Annual Meeting will be included in the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders.

General Information

HARMAN (harman.com) designs and engineers connected products and solutions for automakers, consumers, and enterprises worldwide, including connected car systems, audio and visual products, enterprise automation solutions; and connected services. With leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, Mark Levinson® and Revel®, HARMAN is admired by audiophiles, musicians and the entertainment venues where they perform around the world. More than 25 million automobiles on the road today are equipped with HARMAN audio and connected car systems. The Company’s software services power billions of mobile devices and systems that are connected, integrated and secure across all platforms, from work and home to car and mobile. HARMAN has a workforce of approximately 29,000 people across the Americas, Europe, and Asia and reported sales of $6.9 billion during the 12 months ended June 30, 2016. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings presentation are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks, uncertainties and assumptions that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the loss of one or more significant customers, the loss of a significant platform with an automotive customer or the in-sourcing of certain services by the Company’s automotive customers; (2) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (3) the Company’s ability to maintain profitability if there are delays in its product launches or increased pricing pressure from its customers; (4) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (5) the inability of the Company’s suppliers to deliver materials, parts and components including, without limitation, microchips and displays, at the scheduled rate and disruptions arising in connection therewith; (6) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (7) the Company’s failure to protect the security of its products and systems against cyber crime; (8) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (9) other risks detailed in the Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business or “backlog”, which represents the estimated future lifetime net sales for all of the Company’s automotive customers. The Company’s awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters. To validate these awards, the Company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. The term “take rate” represents the number of units sold by the Company divided by an estimate of the total number of vehicles of a specific vehicle line produced during the same timeframe. The assumptions the Company uses to validate these awards are updated and reported externally on an annual basis.

APPENDIX

Connected Car

FY 2016 Key Figures – Connected Car	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	12M FY16	12M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	843	758	11%	10%	3,102	2,911	7%	11%
Gross profit	213	169	26%	25%	776	673	15%	19%
Percent of net sales	25.3%	22.3%			25.0%	23.1%
SG&A	121	98	23%	21%	416	379	10%	15%
Operating income	92	71	30%	29%	359	294	22%	24%
Percent of net sales	10.9%	9.4%			11.6%	10.1%
EBITDA	115	89	29%	28%	439	364	21%	23%
Percent of net sales	13.6%	11.8%			14.2%	12.5%
Restructuring & non-recurring costs	2	—			6	5
Acquisition-related items	1	1			5	1
Non-GAAP - operational[1]
Gross profit	215	171	26%	25%	780	678	15%	19%
Percent of net sales	25.5%	22.5%			25.2%	23.3%
SG&A	119	98	21%	19%	410	377	9%	14%
Operating income	96	72	33%	32%	370	300	23%	25%
Percent of net sales	11.4%	9.5%			11.9%	10.3%
EBITDA	116	88	32%	31%	442	364	22%	24%
Percent of net sales	13.8%	11.6%			14.3%	12.5%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the fourth quarter of fiscal 2016 were $843 million, an increase of 11 percent (10 percent ex-FX) compared to the prior year. The increase in net sales was due to higher take rates and stronger production.

On a non-GAAP basis in the fourth quarter of fiscal 2016, gross margin increased 300 basis points to 25.5 percent compared to the prior year primarily due to the impact of higher sales volume leveraging a more efficient fixed production cost base, lower warranty costs and manufacturing productivity. SG&A expense as a percent of sales increased 110 basis points to 14.1 percent compared to the prior year due to higher research and development costs to support awarded business.

On a GAAP basis in the fourth quarter of fiscal 2016, gross margin increased 300 basis points to 25.3 percent compared to the prior year. SG&A expense as a percent of sales increased 140 basis points to 14.4 percent compared to the prior year.

Connected Car Highlights

During the quarter, HARMAN secured new and follow-on awards to provide connected car solutions for customers, including Harley-Davidson, Porsche, Toyota and a North American automaker.

Advancing its telematics strategy, the Company secured an award from a premium German automaker for an industry-first solution that will act as the main gateway for the car, providing a unique connectivity platform. The solution integrates and powers expanded telematics features and enables system diagnostics, remote control capabilities and system updates/deployment. The automaker will also employ HARMAN’s over-the-air (OTA) update technology, ensuring that critical software fixes, feature additions and upgrades can be easily and securely transmitted and added to the vehicle – not only for HARMAN equipment but also for other on-board electronic control units (ECUs).

HARMAN launched embedded infotainment solutions in the BMW X3 and X4, the Genesis EQ900/G90 luxury sedan by Hyundai, the Kia K3 and K5 in China, and the TATA Tiago.

HARMAN continues to receive accolades for its industry leadership. In June, HARMAN was named Supplier of the Year at the Automotive Interior Expo in Stuttgart, Germany. Also, in Consumer Report’s most recent guide to Infotainment systems, the highest rated system is supplied by HARMAN.

Lifestyle Audio

FY 2016 Key Figures – Lifestyle Audio	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	12M FY16	12M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	578	463	25%	25%	2,138	1,813	18%	21%
Gross profit	201	146	38%	38%	723	588	23%	26%
Percent of net sales	34.8%	31.5%			33.8%	32.5%
SG&A	125	98	28%	27%	456	392	16%	20%
Operating income	75	48	58%	61%	267	196	36%	37%
Percent of net sales	13.1%	10.3%			12.5%	10.8%
EBITDA	92	59	57%	58%	324	237	37%	38%
Percent of net sales	15.9%	12.7%			15.2%	13.1%
Restructuring & non-recurring costs	5	3			12	26
Acquisition-related items	5	2			17	2
Non-GAAP - operational[1]
Gross profit	202	145	40%	40%	726	579	25%	29%
Percent of net sales	35.1%	31.3%			34.0%	31.9%
SG&A	117	92	26%	26%	431	355	21%	25%
Operating income	86	52	64%	66%	295	224	32%	35%
Percent of net sales	14.8%	11.3%			13.8%	12.4%
EBITDA	94	61	53%	55%	329	260	26%	30%
Percent of net sales	16.3%	13.3%			15.4%	14.4%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the fourth quarter of fiscal 2016 were $578 million, an increase of 25 percent on a nominal and ex-FX basis compared to the prior year, primarily due to higher take rates and the acquisition of Bang & Olufsen Automotive in car audio, and continued strong demand for smart audio solutions in consumer.

On a non-GAAP basis in the fourth quarter of fiscal 2016, gross margin improved by 380 basis points to 35.1 percent compared to the prior year, primarily due to improved operating leverage as a result of higher sales volume, the acquisition of Bang & Olufsen Automotive and manufacturing productivity. SG&A expense as a percentage of sales increased 20 basis points to 20.2 percent primarily due to additional research and development to support new car audio awards.

On a GAAP basis in the fourth quarter of fiscal 2016, gross margin improved by 330 basis points to 34.8 percent compared to the prior year. SG&A expense as a percentage of sales increased 50 basis points compared to the prior year.

Lifestyle Audio Highlights

HARMAN won new business awards with Audi (Bang & Olufsen), Hyundai/Kia (Infinity), Lexus (Mark Levinson), SGM Wuling in China (Infinity), Subaru (Harman Kardon) and Toyota (JBL). In addition, the Company secured its first award for its premium Summit audio platform with an electric vehicle company. The scalable Summit platform provides the foundation to integrate HARMAN’s sound processing and sound management technologies, such as Quantum Logic Surround Sound™, Individual Sound ZonesTM, and Clari-FiTM, along with new features like Connected Jukebox and Virtual Venues, to create an unprecedented in-car audio experience. In addition, the Company secured new business awards for its Individual Sound Zones and HALOsonic™ suite of sound management solutions with several global car manufacturers.

During the quarter, the Company launched car audio solutions in the Audi Q5 (Bang & Olufsen), Dodge Viper SRT (Harman Kardon) and Maserati Quattroporte and Ghibli (Bowers & Wilkins). As further proof of HARMAN’s leadership in the industry, the Company won a Ford World Excellence Award for its Revel audio system available in Lincoln vehicles.

The Company introduced several new portable speakers, including the JBL Charge 3 and the Harman Kardon Go+Play. For the year, the Company won a total of 56 design and innovation awards across its consumer audio portfolio, including 23 Red Dot, 13 CES Innovation awards, 10 IFF, six Red Star and four EISA awards.

Professional Solutions

FY 2016 Key Figures – Professional Solutions	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	12M FY16	12M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	286	285	1%	1%	1,014	1,049	(3%)	(1%)
Gross profit	103	113	(8%)	(8%)	386	428	(10%)	(8%)
Percent of net sales	36.0%	39.6%			38.1%	40.8%
SG&A	86	86	(0%)	0%	317	326	(3%)	(1%)
Operating income	17	27	(35%)	(35%)	70	102	(32%)	(30%)
Percent of net sales	6.1%	9.4%			6.9%	9.7%
EBITDA	26	36	(29%)	(28%)	105	136	(23%)	(21%)
Percent of net sales	9.1%	12.8%			10.3%	13.0%
Restructuring & non-recurring costs	9	11			20	19
Acquisition-related items	2	—			2	—
Non-GAAP - operational[1]
Gross profit	105	114	(8%)	(8%)	389	426	(9%)	(7%)
Percent of net sales	36.7%	40.1%			38.4%	40.7%
SG&A	77	77	0%	1%	297	306	(3%)	(1%)
Operating income	28	38	(25%)	(25%)	92	121	(24%)	(22%)
Percent of net sales	9.8%	13.2%			9.0%	11.5%
EBITDA	34	46	(25%)	(24%)	122	153	(20%)	(18%)
Percent of net sales	12.0%	16.0%			12.1%	14.6%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the fourth quarter of fiscal 2016 were $286 million, an increase of one percent compared to the prior year on a nominal and ex-FX basis.

On a non-GAAP basis in the fourth quarter of fiscal 2016, gross margin decreased 340 basis points to 36.7 percent, driven by product mix and new factory start-up costs in Hungary. SG&A expense as a percentage of sales was in-line with the prior year.

On a GAAP basis in the fourth quarter of fiscal 2016, gross margin decreased 360 basis points to 36.0 percent. SG&A expense as percent of sales was in-line with the prior year.

Professional Solutions Highlights

HARMAN’s entertainment and enterprise solutions were selected by leading system integrators and installers around the world. Notable installations included Heinz Field in Pittsburgh, the Hyatt Regency Hotel in Mexico, and the Burj Al Arab Hotel in Dubai. HARMAN’s solutions also powered a wide range of high-profile special events, music festivals, summer concert tours and televised award shows, including the 51st Country Music Awards.

The division launched 24 major new products during the quarter, some of which were recognized with innovation awards from industry experts.

Connected Services

FY 2016 Key Figures – Connected Services	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	12M FY16	12M FY15	Including Currency Changes	Excluding Currency Changes[1]
Net sales	185	173	7%	8%	694	381	82%	96%
Gross profit	52	63	(18%)	(16%)	214	127	69%	79%
Percent of net sales	28.2%	36.7%			30.8%	33.3%
SG&A	39	50	(22%)	(22%)	178	86	107%	115%
Operating income	13	14	(1%)	4%	35	40	(13%)	(3%)
Percent of net sales	7.3%	7.9%			5.1%	10.6%
EBITDA	22	27	(21%)	(19%)	79	57	39%	51%
Percent of net sales	11.8%	15.9%			11.4%	14.9%
Restructuring & non-recurring costs	1	—			3	—
Acquisition-related items	4	15			32	15
Non-GAAP - operational[1]
Gross profit	52	63	(18%)	(16%)	214	127	69%	79%
Percent of net sales	28.2%	36.7%			30.8%	33.3%
SG&A	34	35	(3%)	(2%)	143	71	101%	110%
Operating income	19	29	(36%)	(34%)	71	56	27%	38%
Percent of net sales	10.0%	16.7%			10.2%	14.6%
EBITDA	22	30	(29%)	(27%)	85	60	42%	54%
Percent of net sales	11.7%	17.6%			12.2%	15.7%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the fourth quarter of fiscal 2016 were $185 million, an increase of seven percent (eight percent ex-FX) due to higher demand for engineering services.

The timing of booked revenue is tied to specific customer acceptance milestones in longer-term engineering projects, while expenses are recognized as incurred. This can result in margin volatility. As a result, for the fourth quarter, on non-GAAP basis, gross margin declined 850 basis points to 28.2 percent. Beginning in fiscal 2017, HARMAN will use percentage of completion accounting for significant new contracts, which is expected to reduce some of the volatility. SG&A expense as a percentage of sales decreased 180 basis points to 18.2 percent due to better leverage on higher sales.

On a GAAP basis, gross margin decreased 850 basis points to 28.2 percent. SG&A expense as a percentage of sales declined 780 basis points to 21.0 percent, primarily due to transaction costs related to the acquisition of Symphony Teleca incurred in the prior year.

Connected Services Highlights

HARMAN secured business to provide software services for BMW, Microsoft, PSA Group and Reliance Jio. The Company also won awards for its cloud-based OTA software update technology from leading OEMs such as FCA, Porsche and Subaru.

During the quarter, HARMAN partnered with NXP Semiconductors to jointly offer new software gateway solutions to the automotive market. NXP’s secured gateway processors, embedded with the new HARMAN update technology, will enable every ECU, regardless of memory, processor or network resource, to benefit from secure OTA updates.

HARMAN was also recognized with a number of industry accolades for its products and services, including the EGR Data Analytics Partner of the Year for Europe and the IoT Business Impact Award by IoT Evolution Expo.

Other (Corporate)

FY 2016 Key Figures – Other	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY16	3M FY15	Including Currency Changes	Excluding Currency Changes[1]	12M FY16	12M FY15	Including Currency Changes	Excluding Currency Changes[1]
SG&A	44	46	(3%)	(3%)	151	164	(8%)	(8%)
Restructuring & non-recurring costs	2	—			—	—
Acquisition-related items	(1)	5			—	16
Non-GAAP - operational[1]
SG&A	43	41	7%	7%	152	148	2%	3%

1	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Other (Corporate) SG&A expense includes compensation, benefit and occupancy costs for corporate employees, new technology innovation and expenses associated with the Company’s brand identity campaign. On a non-GAAP basis, Corporate SG&A as a percentage of total net sales declined 10 basis points compared to the prior year. On a GAAP basis, Corporate SG&A as a percentage of total net sales declined 30 basis points compared to the prior year.

HARMAN International Industries, Incorporated

Consolidated Statements of Income

(In thousands, except earnings per share data; unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
	2016	2015	2016	2015
Net sales	$1,880,549	$1,678,633	$6,911,676	$6,155,297
Cost of sales	1,312,815	1,187,457	4,818,585	4,338,193
Gross profit	567,734	491,176	2,093,091	1,817,104
Selling, general and administrative expenses	413,680	377,629	1,513,064	1,347,510
Operating income	154,054	113,547	580,027	469,594
Other expenses:
Interest expense, net	8,924	6,068	33,482	13,929
Foreign exchange (gains) losses, net	(1,927)	3,643	685	(723)
Miscellaneous, net	4,090	3,175	15,352	10,107
Income before income taxes	142,967	100,661	530,508	446,281
Income tax expense, net	70,039	27,019	168,057	103,269
Equity in net loss of unconsolidated subsidiaries	—	—	—	23
Net income	72,928	73,642	362,451	342,989
Net income attributable to non-controlling interest	15	465	717	309
Net income attributable to HARMAN International Industries, Incorporated	72,913	73,177	361,734	342,680

Earnings per share:
Basic	$1.02	$1.02	$5.03	$4.89
Diluted	$1.01	$1.01	$4.99	$4.84
Weighted average shares outstanding:
Basic	71,321	71,923	71,866	70,147
Diluted	71,958	72,694	72,532	70,870

HARMAN International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	June 30,	June 30,
	2016	2015
ASSETS
Current Assets
Cash and cash equivalents	$602,300	$649,513
Receivables, net	1,122,920	1,024,139
Inventories	706,084	693,574
Other current assets	487,151	461,366

Total current assets	2,918,455	2,828,592

Property, plant and equipment, net	593,290	552,421
Intangible assets, net	476,284	669,667
Goodwill	1,510,279	1,287,180
Deferred tax assets, net	140,181	100,032
Other assets	415,553	428,008

Total assets	$6,054,042	$5,865,900

LIABILITIES AND EQUITY
Current liabilities
Current portion of long-term debt	$86,641	$4,550
Short-term debt	—	1,021
Accounts payable	867,279	918,910
Accrued liabilities	670,746	907,024
Accrued warranties	178,367	163,331
Income taxes payable	28,773	76,131

Total current liabilities	1,831,806	2,070,967

Borrowings under revolving credit facility	523,000	283,125
Long-term debt	793,506	797,542
Pension liability	216,095	186,662
Other non-current liabilities	237,162	134,778

Total liabilities	3,601,569	3,473,074

Total HARMAN International Industries, Incorporated shareholders’ equity	2,452,473	2,374,613

Noncontrolling interest	—	18,213

Total equity	2,452,473	2,392,826

Total liabilities and equity	$6,054,042	$5,865,900

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended June 30, 2016
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,880,549	—	$1,880,549
Cost of sales	1,312,815	(5,153)[a]	1,307,662
Gross profit	567,734	5,153	572,887
Selling, general and administrative expenses	413,680	(25,296)[b]	388,384
Operating income	154,054	30,449	184,503
Other expenses:
Interest expense, net	8,924	—	8,924
Foreign exchange (gains) losses, net	(1,927)	—	(1,927)
Miscellaneous, net	4,090	—	4,090
Income before income taxes	142,967	30,449	173,416
Income tax expense, net	70,039	(9,458)[c]	60,581
Net income	72,928	39,907	112,835
Net income attributable to non-controlling interest	15	—	15
Net income attributable to HARMAN International Industries, Incorporated	$72,913	$39,907	$112,820

Earnings per share:
Basic	$1.02	$0.56	$1.58
Diluted	$1.01	$0.55	$1.57
Weighted average shares outstanding:
Basic	71,321		71,321
Diluted	71,958		71,958

a)	Restructuring expense in Cost of Sales was $5.2 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $8.2 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; acquisition-related expenses were $11.9 million, including $13.5 million of intangible amortization expenses; other non-recurring expense included in SG&A was $5.2 million, which primarily relates to incremental costs incurred related to productivity improvement initiatives.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country. Also included is a discrete tax charge of $18.3 million for deemed income on foreign earnings related to fiscal years 2015 and 2014. Included in both GAAP and Operational income tax expense, net is $9.6 million for fiscal year 2016.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its restructuring, acquisition-related, and non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Twelve Months Ended June 30, 2016
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$6,911,676	—	$6,911,676
Cost of sales	4,818,585	(10,367)[a]	4,808,218
Gross profit	2,093,091	10,367	2,103,458
Selling, general and administrative expenses	1,513,064	(86,259)[b]	1,426,805
Operating income	580,027	96,626	676,653
Other expenses:
Interest expense, net	33,482	—	33,482
Foreign exchange losses (gains), net	685	—	685
Miscellaneous, net	15,352	(3,545)	11,807
Income before income taxes	530,508	100,171	630,679
Income tax expense, net	168,057	9,210 [c]	177,267
Net income	362,451	90,961	453,412
Net income attributable to non-controlling interest	717	—	717
Net income attributable to HARMAN International Industries, Incorporated	$361,734	$90,961	$452,695

Earnings per share:
Basic	$5.03	$1.27	$6.30
Diluted	$4.99	$1.25	$6.24
Weighted average shares outstanding:
Basic	71,866		71,866
Diluted	72,532		72,532

a)	Restructuring expense in Cost of Sales was $10.4 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $14.5 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; acquisition-related expenses were $55.9 million, including $54.6 million of intangible amortization expenses; other non-recurring expense included in SG&A was $15.8 million, which primarily relates to incremental costs incurred related to productivity improvement initiatives.
c)	The tax (expense) benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country. Also included is a discrete tax charge of $18.3 million for deemed income on foreign earnings related to fiscal years 2015 and 2014. Included in both GAAP and Operational income tax expense, net is $9.6 million for fiscal year 2016.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its restructuring, acquisition-related, and non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Three Months Ended June 30, 2015
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$1,678,633	$0	$1,678,633
Cost of sales	1,187,457	(1,589)[a]	1,185,868
Gross profit	491,176	1,589	492,765
Selling, general and administrative expenses	377,629	(34,715)[b]	342,914
Operating income	113,547	36,304	149,851
Other expenses:
Interest expense, net	6,068	—	6,068
Foreign exchange losses (gains), net	3,643	—	3,643
Miscellaneous, net	3,175	(1,224)	1,951
Income before income taxes	100,661	37,528	138,189
Income tax expense, net	27,019	10,812 [c]	37,831
Net income	73,642	26,716	100,358
Net income attributable to non-controlling interest	465	—	465
Net income attributable to HARMAN International Industries, Incorporated	$73,177	$26,716	$99,893

Earnings per share:
Basic	$1.02	$0.37	$1.39
Diluted	$1.01	$0.37	$1.37
Weighted average shares outstanding:
Basic	71,923		71,923
Diluted	72,694		72,694

a)	Restructuring expense in Cost of Sales was $1.6 million for projects to increase manufacturing productivity.
b)	Restructuring expense in SG&A was $3.7 million primarily due to projects to increase productivity in engineering, manufacturing and administrative functions; other non-recurring expense included in SG&A was $7.9 million. Acquisition-related expenses were $23.1 million, including $14.3 million of intangible amortization expenses.
c)	The tax (expense) benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the discrete tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its restructuring, acquisition-related, and non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Consolidated Statement of Income

Reconciliation of GAAP to Non-GAAP Results

(In thousands except earnings per share data; unaudited)	Twelve Months Ended June 30, 2015
	GAAP	Adjustments	Non-GAAP - Operational
Net sales	$6,155,297	$0	$6,155,297
Cost of sales	4,338,193	6,426 [a]	4,344,619
Gross profit	1,817,104	(6,426)	1,810,678
Selling, general and administrative expenses	1,347,510	(90,682)[b]	1,256,828
Operating income	469,594	84,256	553,850
Other expenses:
Interest expense, net	13,929	—	13,929
Foreign exchange losses (gains), net	(723)	—	(723)
Miscellaneous, net	10,107	(1,224)	8,883
Income before income taxes	446,281	85,480	531,761
Income tax expense, net	103,269	23,611 [c]	126,880
Equity in net loss of unconsolidated subsidiaries	23	—	23
Net income	342,989	61,869	404,858
Net income attributable to non-controlling interest	309	—	309
Net income attributable to HARMAN International Industries, Incorporated	$342,680	$61,869	$404,549

Earnings per share:
Basic	$4.89	$0.88	$5.77
Diluted	$4.84	$0.87	$5.71
Weighted average shares outstanding:
Basic	70,147		70,147
Diluted	70,870		70,870

a)	Restructuring expense in Cost of Sales was $9.4 million for projects to increase manufacturing productivity, offset by a $17.3 million accrual reversal for a US Customs / NAFTA related exposure.
b)	Restructuring expense in SG&A was $42.6 million primarily due to projects to increase productivity in engineering and administrative functions. Other non-recurring expense includes in SG&A was $13.4 million. Acquisition-related expenses were $34.7 million, including $15.2 million of intangible amortization expenses.
c)	The tax benefits are calculated by multiplying the actual restructuring / non-recurring charge in each individual country by the statutory tax rate within that specific country.

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its restructuring, acquisition-related, and non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended June 30,		Increase / (Decrease)
	2016	2015
Net sales - nominal currency	$1,880,549	$1,678,633	12%
Effects of foreign currency translation (1)		5,018

Net sales - local currency	$1,880,549	$1,683,651	12%
Gross profit - nominal currency	$567,734	$491,176	16%
Effects of foreign currency translation (1)		(139)

Gross profit - local currency	$567,734	$491,037	16%
SG&A - nominal currency	$413,680	$377,629	10%
Effects of foreign currency translation (1)		(801)

SG&A - local currency	$413,680	$378,430	9%
Operating income - nominal currency	$154,054	$113,547	36%
Effects of foreign currency translation (1)		(940)

Operating income - local currency	$154,054	$112,607	37%
Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$72,913	$73,177	0%
Effects of foreign currency translation (1)		(488)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$72,913	$72,689	0%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of these consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Three Months Ended June 30,		Increase / (Decrease)
	2016	2015
Net sales - nominal currency	$1,880,549	$1,678,633	12%
Effects of foreign currency translation (1)		5,018

Net sales - local currency	$1,880,549	$1,683,651	12%
Gross profit - nominal currency	$572,887	$492,765	16%
Effects of foreign currency translation (1)		(93)

Gross profit - local currency	$572,887	$492,672	16%
SG&A - nominal currency	$388,384	$342,914	13%
Effects of foreign currency translation (1)		(694)

SG&A - local currency	$388,384	$343,608	13%
Operating income - nominal currency	$184,503	$149,851	23%
Effects of foreign currency translation (1)		(787)

Operating income - local currency	$184,503	$149,064	24%
Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$112,820	$99,893	13%
Effects of foreign currency translation (1)		(335)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$112,820	$99,558	13%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Twelve Months Ended June 30,		Increase / (Decrease)
	2016	2015
Net sales - nominal currency	$6,911,676	$6,155,297	12%
Effects of foreign currency translation (1)		(209,768)

Net sales - local currency	$6,911,676	$5,945,529	16%
Gross profit - nominal currency	$2,093,091	$1,817,104	15%
Effects of foreign currency translation (1)		(51,741)

Gross profit - local currency	$2,093,091	$1,765,363	19%
SG&A - nominal currency	$1,513,064	$1,347,510	12%
Effects of foreign currency translation (1)		(39,828)

SG&A - local currency	$1,513,064	$1,307,682	16%
Operating income - nominal currency	$580,027	$469,594	24%
Effects of foreign currency translation (1)		(11,912)

Operating income - local currency	$580,027	$457,682	27%
Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$361,734	$342,680	6%
Effects of foreign currency translation (1)		(7,341)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$361,734	$335,339	8%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

HARMAN International Industries, Incorporated

Selected Financial Data

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring and non-recurring charges (In thousands; unaudited)	Twelve Months Ended June 30,		Increase / (Decrease)
	2016	2015
Net sales - nominal currency	$6,911,676	$6,155,297	12%
Effects of foreign currency translation (1)		(209,768)

Net sales - local currency	$6,911,676	$5,945,529	16%
Gross profit - nominal currency	$2,103,458	$1,810,678	16%
Effects of foreign currency translation (1)		(52,243)

Gross profit - local currency	$2,103,458	$1,758,435	20%
SG&A - nominal currency	$1,426,805	$1,256,828	14%
Effects of foreign currency translation (1)		(36,130)

SG&A - local currency	$1,426,805	$1,220,698	17%
Operating income - nominal currency	$676,653	$553,850	22%
Effects of foreign currency translation (1)		(16,113)

Operating income - local currency	$676,653	$537,737	26%
Net income attributable to HARMAN International Industries, Incorporated - nominal currency	$452,695	$404,549	12%
Effects of foreign currency translation (1)		(11,541)

Net income attributable to HARMAN International Industries, Incorporated - local currency	$452,695	$393,008	15%

(1)	Impact of restating prior year results at current year foreign exchange rates.

HARMAN has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the consolidated financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect its reported financial results, the Company shows the rates of change both including and excluding the effect of these changes in exchange rates. The Company encourages readers of its financial statements to evaluate its financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	154,054	30,449	184,503	113,547	36,304	149,851
Depreciation & Amortization	58,169	(17,694)	40,475	54,421	(16,844)	37,577
EBITDA	212,223	12,755	224,978	167,968	19,460	187,428
CONNECTED CAR
Operating income	92,153	3,632	95,785	71,114	1,043	72,157
Depreciation & Amortization	22,751	(2,493)	20,258	18,053	(2,429)	15,624
EBITDA	114,904	1,139	116,043	89,167	(1,386)	87,781
LIFESTYLE AUDIO
Operating income	75,372	10,172	85,544	47,663	4,516	52,179
Depreciation & Amortization	16,581	(7,768)	8,813	11,089	(1,778)	9,311
EBITDA	91,953	2,404	94,357	58,752	2,738	61,490
PROFESSIONAL SOLUTIONS
Operating income	17,471	10,599	28,070	26,874	10,634	37,508
Depreciation & Amortization	8,463	(2,180)	6,283	9,462	(1,435)	8,027
EBITDA	25,934	8,419	34,353	36,336	9,199	45,535
CONNECTED SERVICES
Operating income	13,436	5,104	18,540	13,580	15,182	28,762
Depreciation & Amortization	8,296	(5,252)	3,044	13,828	(12,167)	1,661
EBITDA	21,732	(148)	21,584	27,408	3,015	30,423

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its restructuring, acquisition-related, and non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Twelve Months Ended June 30, 2016			Twelve Months Ended June 30, 2015
	GAAP	Adjustments	Non-GAAP - Operational	GAAP	Adjustments	Non-GAAP - Operational
HARMAN
Operating income	580,027	96,626	676,653	469,594	84,256	553,850
Depreciation & Amortization	224,010	(64,982)	159,028	169,231	(24,181)	145,050
EBITDA	804,037	31,644	835,681	638,825	60,075	698,900
CONNECTED CAR
Operating income	359,255	11,100	370,355	294,121	6,290	300,411
Depreciation & Amortization	79,930	(8,016)	71,914	69,618	(6,257)	63,361
EBITDA	439,185	3,084	442,269	363,739	33	363,772
LIFESTYLE AUDIO
Operating income	266,655	28,551	295,206	196,138	27,815	223,953
Depreciation & Amortization	57,254	(23,185)	34,069	40,601	(4,157)	36,444
EBITDA	323,909	5,366	329,275	236,739	23,658	260,397
PROFESSIONAL SOLUTIONS
Operating income	69,775	21,829	91,604	102,002	18,544	120,546
Depreciation & Amortization	34,757	(4,069)	30,688	34,112	(1,600)	32,512
EBITDA	104,532	17,760	122,292	136,114	16,944	153,058
CONNECTED SERVICES
Operating income	35,293	35,580	70,873	40,492	15,181	55,673
Depreciation & Amortization	43,534	(29,712)	13,822	16,312	(12,166)	4,146
EBITDA	78,827	5,868	84,695	56,804	3,015	59,819

HARMAN has provided a reconciliation of non-GAAP measures in order to provide the users of these consolidated financial statements with a better understanding of its restructuring, acquisition-related, and non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in HARMAN’s consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 3 Months Ended June 30, 2016

Three Months Ended June 30, 2016 (In thousands; unaudited)	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Eliminations (Other)	HARMAN
Net Trade Sales	$842,609	$577,092	$285,585	$175,263	—	$1,880,549
Intercompany Sales	20	450	885	9,603	(10,958)	—
Net Sales	842,629	577,542	286,470	184,866	(10,958)	1,880,549

Harman International Industries, Incorporated

Intercompany Revenue Reconciliation, 12 Months Ended June 30, 2016

Twelve Months Ended June 30, 2016 (In thousands; unaudited)	Connected Car	Lifestyle Audio	Professional Solutions	Connected Services	Eliminations (Other)	HARMAN
Net Trade Sales	$3,101,818	$2,135,500	$1,011,744	$662,575	$39	$6,911,676
Intercompany Sales	20	2,252	2,719	31,732	(36,723)	—
Net Sales	3,101,838	2,137,752	1,014,463	694,307	(36,684)	6,911,676

HARMAN International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity $ millions	June 30, 2016
Cash & cash equivalents	$602
Available credit under Revolving Credit Facility	673

Total Liquidity	$1,275

Harman International Industries, Incorporated

Fiscal 2017 Guidance GAAP to Non-GAAP Reconciliation

($ In Millions, except earnings per share data)	GAAP	Adjustments	Non-GAAP
Operating Income	$615 - $655
Restructuring		~$50
Acquisition Related		~50
Non-Recurring		~5
Adjusted Operating Income		105	$720 - $760
Interest Expense & Misc	50 – 60		50 - 60
Pre-Tax Income	565 – 595	105	670 - 700
Income Tax Expense	155 – 165	30	185 - 195
Net Income	410 – 430	75	485 - 505
EPS	$5.70 - $5.95	$1.05	$6.75 - $7.00